Exhibit 10.8
EXECUTION VERSION

SUPPLEMENTAL GUARANTEE dated as of April 5, 2016, made by INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY (the “Supplemental Guarantor”), in favor of JPMORGAN CHASE BANK, N.A. as Administrative Agent for the Banks from time to time parties to the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS this Supplemental Guarantee (the “Supplemental Guarantee”) relates to the $1,000,000,000 Credit Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) dated as of March 15, 2016, among Ingersoll-Rand Global Holding Company Limited and Ingersoll-Rand Luxembourg Finance S.A. as the Borrowers, Ingersoll-Rand plc and the other Guarantors from time to time party thereto, the Banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and
WHEREAS in accordance with the definition of “Guarantors” under the Credit Agreement and Section 9.16(j) of the Credit Agreement, the Supplemental Guarantor desires to become a Guarantor under the Credit Agreement with the same force and effect as if the Supplemental Guarantor had executed the Credit Agreement as a Guarantor on the Effective Date;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
SECTION 2. Guarantor. By its signature hereto, as provided in Section 9.16(j) of the Credit Agreement, the Supplemental Guarantor hereby becomes party to the Credit Agreement as a Guarantor.
SECTION 3. Agreements and Acknowledgement. The Supplemental Guarantor hereby acknowledges that it has received a complete copy of the Credit Agreement and all modifications, supplements and amendments thereto and agrees that it shall be bound by all provisions of the Credit Agreement applicable to Guarantors, including, without limitation, the Guarantee Agreement set forth in Section 9.16 thereof, with the same force and effect as if the Supplemental Guarantor had executed the Credit Agreement as a Guarantor on the Effective Date.
SECTION 4. Representations and Warranties. The Supplemental Guarantor represents and warrants that:
(a) the Supplemental Guarantor is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
(b) The execution, delivery and performance by the Supplemental Guarantor of the Loan Documents to which it is a party are within the Supplemental Guarantor’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of the Supplemental Guarantor or of any judgment, injunction, order or decree binding upon the Supplemental Guarantor or of any limitation on borrowing imposed by any agreement or other instrument binding upon the Supplemental Guarantor.

(c) This Supplemental Guarantee constitutes a valid and binding agreement of the Supplemental Guarantor, enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 5. Governing Law. This Supplemental Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 6. Counterparts. This Supplemental Guarantee may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Supplemental Guarantee by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
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IN WITNESS WHEREOF, the Supplemental Guarantor has caused this Supplemental Guarantee to be executed and delivered as of the date first written above.

INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY
as Supplemental Guarantor
By: Christopher Donohoe
Name: Christopher Donohoe
Title: Chairman of the Board